Exhibit 99.1

Zai Lab Announces Pricing of Public Offering of American Depositary Shares

SHANGHAI & CAMBRIDGE, Mass., November 14, 2024 (GLOBE NEWSWIRE) – Zai Lab Limited (“Zai Lab” or the “Company”) (NASDAQ: ZLAB; HKEX: 9688), an innovative, commercial-stage biopharmaceutical company, today announced the pricing of its underwritten public offering of 7,843,137 American depositary shares (“ADSs”), each representing ten ordinary shares of the Company, at a price of US$25.50 per ADS.

The gross proceeds to Zai Lab from the offering, before deducting underwriting discounts and commissions and other offering expenses, are expected to be approximately $200 million. Subject to customary closing conditions, the underwriters expect to deliver the ADSs against payment to the purchasers on or about November 18, 2024, on a “T+2” basis. In addition, Zai Lab has granted the underwriters a 30-day option to purchase up to an additional 1,176,470 ADSs at the public offering price, less underwriting discounts and commissions. Zai Lab intends to use the net proceeds from this offering for general corporate purposes.

Goldman Sachs (Asia) L.L.C., Jefferies and Leerink Partners are acting as joint book-running managers for the ADS offering.

The ADSs are offered pursuant to a shelf registration statement on Form S-3ASR, which became automatically effective upon filing with the U.S. Securities and Exchange Commission (“SEC”) on April 19, 2024 (the “Form S-3ASR”). The offering is being made only by means of a prospectus supplement and an accompanying base prospectus included in the Form S-3ASR. A final prospectus supplement relating to the offering will be filed with the SEC. The registration statement on Form S-3ASR and the prospectus supplement are available at the SEC’s website at: http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus may be obtained from: (i) Goldman Sachs & Co. LLC, c/o Prospectus Department, 200 West Street, New York, NY, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com, (ii) Jefferies LLC, c/o Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com, and (iii) Leerink Partners LLC, c/o Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy ADSs or any other securities, nor shall there be any sale of ADSs in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Zai Lab

Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is an innovative, research-based, commercial-stage biopharmaceutical company based in China and the United States. Zai Lab is focused on discovering, developing, and commercializing innovative products that address medical conditions with significant unmet needs in the areas of oncology, immunology, neuroscience, and infectious disease. The Company’s goal is to leverage its competencies and resources to positively impact human health in China and worldwide.

Zai Lab Forward-Looking Statements

This press release contains forward-looking statements about future expectations, plans, and prospects for Zai Lab, including, without limitation, statements relating to our ability to successfully complete the offering on the timeline and with the terms and conditions satisfactory to us, the anticipated use of proceeds therefrom, the possible adverse impact on the market price of our ADSs and ordinary shares due to the dilutive effect of the securities to be sold in the offering, capital market risks, and the impact of general economic or industry conditions. All statements, other than statements of historical fact, included in this press release are forward-looking statements and can be identified by containing words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would,” and other similar expressions. Such statements constitute forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements are not guarantees or assurances of future performance. There can be no assurance that we will be able to complete the public offering on the anticipated terms, or at all. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. We may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors, including but not limited to (1) our ability to successfully commercialize and generate revenue from our approved products, (2) our ability to obtain funding for our operations and business initiatives, (3) the results of our clinical and pre-clinical development of our product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates, (5) risks related to doing business in China, and (6) other factors identified in our most recent annual and quarterly reports and in other reports we have filed with the U.S. Securities and Exchange Commission, including the registration statement and prospectus supplement related to the offering, which are available at www.sec.gov.. We anticipate that subsequent events and developments will cause our expectations and assumptions to change, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

ZAI LAB CONTACTS:

Investor Relations:

Christine Chiou / Lina Zhang

+1 (917) 886-6929 / +86 136 8257 6943

christine.chiou1@zailaboratory.com / lina.zhang@zailaboratory.com

Media:

Shaun Maccoun / Xiaoyu Chen

+1 (857) 270-8854 / +86 185 0015 5011

shaun.maccoun@zailaboratory.com / xiaoyu.chen@zailaboratory.com